EXHIBIT 11.0

EXHIBIT 11.0         STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

            Earnings per share were computed as follows (dollar amounts in thousands except share data):


                                                                                   WEIGHTED
                                                                                    AVERAGE              PER SHARE
                                                           INCOME                    SHARES                AMOUNT
                                                           ------                  --------              ---------
FOR THE SIX MONTHS ENDED JUNE 30, 1999:
---------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders                 $653                    2,009,159               $0.33
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                                      43,766
    Unearned incentive plan shares                                                     59,202
                                                                                       ------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                             $653                    2,112,127               $0.31
                                                            ====                    =========               =====


FOR THE SIX MONTHS ENDED JUNE 30, 1998:
---------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders                 $945                    2,304,304               $0.41
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                                     113,926
    Unearned incentive plan shares                                                     72,017
                                                                                       ------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                             $945                    2,490,247               $0.38
                                                            ====                    =========               =====

                                                                                   WEIGHTED
                                                                                    AVERAGE                  PER SHARE
                                                           INCOME                    SHARES                    AMOUNT
                                                           ------                  ---------                 ---------
FOR THE THREE MONTHS ENDED JUNE 30, 1999:
-----------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders                 $312                    2,003,225                   $0.16
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                                      40,211
    Unearned incentive plan shares                                                     49,839
                                                                                       ------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                             $312                    2,093,275                   $0.15
                                                            ====                    =========                   =====
FOR THE THREE MONTHS ENDED JUNE 30, 1998:
-----------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders                 $435                    2,307,747                   $0.19
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                                     110,189
    Unearned incentive plan shares                                                     69,305
                                                                                    ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                             $435                    2,487,241                   $0.17
                                                            ====                    =========                   =====